UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2020 (February 20, 2020)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street	Suite 900
Tulsa	Oklahoma	74119
(Address of principal executive offices)		(Zip code)
 Registrant’s telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	LPI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, the board of directors (the "Board") of Laredo Petroleum, Inc. (the "Company" or "Laredo") approved the Laredo Petroleum, Inc. Executive Severance Plan (the "Plan"), under which all participants in the Plan are eligible for benefits in connection with a qualifying termination of employment.
Under the Plan, if a participant's employment with the Company is terminated without Cause (as defined in the Plan) or by the participant for Good Reason (as defined in the Plan), then such participant will be entitled to receive:

•
the product of the "Applicable Percentage" (200% for the Chief Executive Officer, 150% for the Executive Vice Presidents or Senior Vice Presidents, and 100% for any officer who has a title of "Vice President" or greater as determined by the Board) multiplied by the participant's base salary;

•	the participant's target bonus, if any;

•
an amount in cash equal to the value of (i) the number of unvested restricted stock awards held by the participant multiplied by the closing stock price on the last trading day before the participant's termination; plus (ii) the number of all other long-term compensation and equity awards not covered in (i) prorated based on the date of termination, multiplied by a current value of each such award based on the reasonable determination of the Plan administrator; and

•
continuation of coverage under the Company's group health plans in which the participant participated immediately prior to the date of termination for a period of: 24 months for the Chief Executive Officer, 18 months for the Executive Vice Presidents or Senior Vice Presidents and 12 months for the Company's other officers with a title of "Vice President," following the date of termination.

The right to receive severance payments and benefits under the Plan shall be conditioned upon the Participant's execution and non-revocation, within sixty days following the effective date of termination, of a general release of claims against the Company, its affiliates, and related parties thereto, in a form reasonably satisfactory to the Company. Further, the Plan requires continued compliance by the Participant with certain confidentiality, non-disparagement and non-solicitation covenants.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
Item 7.01. Regulation FD Disclosure.

On February 26, 2020, the Company announced its capital budget for 2020 and updated its three-year outlook. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
On February 26, 2020, the Company also posted to its website an update to the previously posted Corporate Presentation (as updated, the "Presentation"), primarily in light of the approved 2020 capital budget as discussed in the accompanying press release. The Presentation is available on the Company's website, www.laredopetro.com, and is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.
All statements in the press release and the Presentation, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Laredo Petroleum, Inc. Executive Severance Plan.
99.1	Press Release dated February 26, 2020.
99.2	Corporate Presentation dated February 26, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: February 26, 2020	By:	/s/ Michael T. Beyer
Michael T. Beyer
Senior Vice President and Chief Financial Officer